NUMBER
SPECIMEN

SHARES
***

MusclePharm Corporation

Incorporated under the Laws of the State of Nevada

This Certifies that **SPECIMEN** is the registered holder of ****** Shares

SERIES D CONVERTIBLE PREFERRED STOCK, PAR VALUE $0.001 PER SHARE

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, *the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ________ day of ________ A.D. 20__*

Brad J. Pyatt, President

John H. Bluher, Secretary

ANY STOCKHOLDER MAY OBTAIN FROM THE PRINCIPAL OFFICES OF THE CORPORATION, UPON REQUEST AND WITHOUT CHARGE, A STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AUTHORIZED TO BE ISSUED AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.

For Value Received, ____ hereby sell, assign and transfer unto ____

____ Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint

____ Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated ____________ A.D. 20__

In presence of

____

____

NOTICE. THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.